UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 1, 2011, Harley-Davidson Financial Services, Inc. (“HDFS”), a subsidiary of Harley-Davidson, Inc. (the “Company”), entered into a Terms Agreement (the “Terms Agreement”) by and among HDFS and the initial purchasers named in the Terms Agreement (the “Initial Purchasers”) in which HDFS agreed to sell, and the Initial Purchasers agreed to purchase, subject to certain terms and conditions, $450,000,000 aggregate principal amount of 3.875% Medium-Term Notes due 2016 (the “Notes”). This offering was exempt from registration requirements under the Securities Act of 1933 pursuant to Rule 144A and Regulation S under the Securities Act. The sale was completed March 4, 2011. The Notes are guaranteed by Harley-Davidson Credit Corp. (“HDCC”). The Notes were issued under an Indenture (the “Indenture”), dated as of March 4, 2011, by and among HDFS, HDCC and Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by an Officers’ Certificate, dated March 4, 2011 (the “Officers’ Certificate”).

Interest on the Notes will accrue at the rate of 3.875% per annum and be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2011. HDFS has the ability to redeem the Notes, in whole or in part, at its option at any time and from time to time. The redemption price for the Notes will be the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the date of redemption on a semi-annual basis, as provided in the Indenture and the Officers’ Certificate. If a below investment grade rating of the Notes occurs in connection with a change of control of the Company, then HDFS will be required to make an offer to repurchase the Notes on the terms set forth in the Notes. In the offer, HDFS will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase.

The Notes are unsecured senior obligations of HDFS and rank equal in right of payment to all of the other unsecured and unsubordinated debt of HDFS. The Notes are fully, unconditionally and irrevocably guaranteed on an unsecured, senior and unsubordinated basis by HDCC. The Notes are not obligations of or guaranteed by the Company. HDFS is party to an existing support agreement with the Company under which the Company agrees to provide financial support to HDFS if required to maintain certain financial covenants. The support agreement does not constitute a guarantee by the Company of the payment of any obligations or other liabilities of HDFS (including, without limitation, the Notes).

The Terms Agreement was entered into pursuant to a Private Placement Agency Agreement, which contains customary representations, warranties and agreements of HDFS, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(4.1)	Indenture, dated as of March 4, 2011, among Harley-Davidson Financial Services, Inc., Issuer, Harley-Davidson Credit Corp., Guarantor, and Bank of New York Mellon Trust Company, N.A., Trustee.

(4.2)	Officers’ Certificate pursuant to Sections 102 and 301 of the Indenture, dated March 4, 2011, with the forms of 3.875% Medium-Term Notes due 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: March 7, 2011	By:	/s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K

Dated March 1, 2011

Exhibit Number

(4.1)	Indenture, dated as of March 4, 2011, among Harley-Davidson Financial Services, Inc., Issuer, Harley-Davidson Credit Corp., Guarantor, and Bank of New York Mellon Trust Company, N.A., Trustee.

(4.2)	Officers’ Certificate pursuant to Sections 102 and 301 of the Indenture, dated March 4, 2011, with the forms of 3.875% Medium-Term Notes due 2016.